                                   Exhibit 8.1


                                                    June 17, 2002





Right Management Consultants, Inc.
1818 Market Street, 33rd Floor
Philadelphia, Pennsylvania 19103-3614


         Re:      REGISTRATION STATEMENT ON FORM S-3
                  ----------------------------------


Gentlemen:

         We have acted as counsel to Right Management Consultants, Inc., a Pennsylvania corporation (the "Issuer"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on June 17, 2002, which includes the prospectus (the "Prospectus") with respect to the registration of up to 4,427,500 shares of the Issuer's common stock, to be issued pursuant to the offering described in the Registration Statement (the "Offering").

         In rendering this opinion, which is limited, as described herein, to the tax matters discussed in that section of the Registration Statement that is headed "Certain U.S. federal tax considerations for non-U.S. holders" (hereinafter referred to as the "Tax Section of the Prospectus"), we have reviewed the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate. We have relied upon, among other things, the truth and accuracy at all relevant times of the facts, statements, covenants, representations and warranties provided or made by the Issuer. In that regard, we have also assumed (i) the truth, without regard to any qualifications, of such facts, statements, covenants, representations and warranties; (ii) the genuineness and accuracy of all signatures; (iii) the legal capacity of all natural persons; (iv) the authenticity of all documents and corporate records submitted to us as originals; (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies;
(vi) the authenticity of the originals of such documents; (vii) the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (viii) the facts and circumstances that have come to our attention during the course of our engagement. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

         Our opinion represents our best judgment regarding the application of United States federal income tax laws under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations, and published rulings, procedures, and other administrative pronouncements issued by the Internal Revenue Service (the "Service"), and such other authorities as we have considered relevant. Our opinion is not binding upon the Service or the courts, and there can be no assurance that the Service will not assert a contrary position or that such contrary position will not ultimately be successful. In addition, our opinion is subject to such qualifications, conditions, and assumptions as are set forth in the Tax Section of the Prospectus.

         No assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated in the Tax Section of the Prospectus or herein. Similarly, a change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. In addition, we undertake no responsibility to advise you of any new developments in the application or interpretation of the applicable federal income tax laws or the effect of any such developments on the opinion expressed herein, or to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, warranty or assumption stated herein that becomes untrue, incorrect, or incomplete. As indicated above, in the event any one or more of the facts, statements, other information or assumptions upon which we have relied in rendering this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         Based solely on, and subject to, the foregoing, limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the discussion set forth in the Tax Section of the Prospectus constitutes a fair and accurate summary, under current law, of the anticipated United States federal income tax consequences of the ownership and disposition of the common stock of the Issuer acquired pursuant to the Offering by the holders described in the Tax Section of the Prospectus as non-U.S. holders.

         The opinion expressed herein addresses only the matters described above, and does not address any other federal, state, local, or foreign tax consequences that may result from the acquisition, ownership or disposition of the common stock of Issuer that is acquired pursuant to the Offering.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

                                   Very truly yours,

                                   /s/ Fox, Rothschild, O'Brien & Frankel, LLP